Exhibit 99.8(o)

FUND PARTICIPATION AGREEMENT

  Among

  PROTECTIVE LIFE AND INSURANCE COMPANY

GREAT-WEST FUNDS, INC

GREAT-WEST CAPITAL MANAGEMENT, LLC

  and

 GWFS EQUITIES, INC.

THIS FUND PARTICIPATION AGREEMENT (the “Agreement”) is made and entered into as of this ____ day of _______________, 2020 (the “Effective Date”) by and among Protective Life and Annuity Insurance Company (hereinafter “PLAIC”), an Alabama life insurance company, on its own behalf and on behalf of its separate account(s) listed on Schedule B attached hereto (the “Accounts”);; Great-West Funds, Inc., a Maryland corporation consisting of the separate series described in Schedule A (hereinafter the “Fund”); Great-West Capital Management, LLC, a Colorado limited liability company and registered investment adviser under the Investment Advisers Act of 1940 (hereinafter the “Adviser”), and GWFS Equities, Inc., a Delaware corporation (hereinafter the “Distributor”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (the “FINRA”); and

WHEREAS, PLAIC has certain registered and unregistered variable annuity and variable life contracts supported wholly or partially by the Accounts (the “Contracts”) to be made available to owners thereof, including any participants or employees of such owners as applicable (“Contract Owners”); and

WHEREAS, to the extent required by applicable law, PLAIC has registered the Account(s) as a unit investment trust under the 1940 Act unless excepted from registration pursuant to Section 3(c)(7) or Section 3(c)(11) of the 1940 Act, and has registered the securities deemed to be issued by the Account(s) under the 1933 Act unless exempt from registration; and

WHEREAS, the PLAIC Account(s) is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of PLAIC, under the insurance laws of the State of Alabama, to set aside and invest assets attributable to the PLAIC Contracts; and

WHEREAS, to the extent permitted by applicable laws and regulations, PLAICPLAIC intends to purchase shares in the Fund(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of their respective Accounts to fund the applicable Contracts, and the Fund is authorized to sell such shares to unregistered unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the “Unaffiliated Funds”) on behalf of the Accounts to fund the Contracts; and

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I.
Sale of Fund Shares

  Except as otherwise provided herein, the Fund agrees to make shares of the Designated Portfolios available for purchase by the Company and its Accounts on each Business Day as defined herein.  Shares of the Designated Portfolios shall be sold by the Fund through Distributor and purchased by the Company for the appropriate subaccount of each Account, at the net asset value (“NAV”) next computed after receipt by the Fund or its designee of each order of the Accounts, in accordance with the provisions of this Agreement, the then current prospectus(es) and statement(s) of additional information of the relevant Designated Portfolio, and the variable annuity contracts or variable life insurance contracts (the “Contracts”) that use the Designated Portfolio(s) as underlying investment media; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and statement(s) of additional information shall control.

  Distributor and the Fund hereby appoint the Company as agent for the limited purpose of accepting orders for an Account, and the Company hereby accepts such appointment.  The Company shall have no authority to act as agent for the Fund or the Distributor for any other purpose.

  Subject to the terms of this Article 1 and the other provisions of this Agreement, the Fund shall make Shares of the Designated Portfolios available to the Accounts, and the Company shall engage in transactions with respect to such Shares, at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the then current prospectuses and statements of additional information of the Portfolios (collectively, the “Prospectus”).  Shares of a particular Designated Portfolio of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts.  The Fund may refuse to sell Shares of any Portfolio to any person (including the Company and the Accounts) or suspend or terminate the offering of Shares of any Portfolio or take any action it reasonably may deem appropriate or advisable in connection with all matters relating to the operation of the Fund and/or sale of Shares of the Portfolios. The Fund may require the Company to refuse redemption orders for a Portfolio if permitted by the Fund’s Prospectus or if the Fund has suspended redemptions with respect to such Portfolio in accordance with Section 22(e) of the 1940 Act, Rule 2a-7 under the 1940 Act or any other applicable rule or regulation.  Fund Parties shall have no liability for any such action.  It is understood that for purposes of this Agreement, an exchange involves a redemption order and a purchase order for Shares of a Portfolio.

  Fund/SERV Transactions.  If the parties choose to use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) or any other NSCC service, the following provisions shall apply:
    The Company and the Fund or their designees will each be bound by the rules of the National Securities Clearing Corporation (“NSCC”) and the terms of any NSCC agreement filed by it or its designee with the NSCC.  Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee will each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV, the Mutual Fund Profile Service, the Networking Matrix Level utilized and any other relevant NSCC service or system (collectively, the “NSCC Systems”).

    Any information transmitted through the NSCC Systems by any party or its designee to the other or its designee and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC.  Each party or its designee will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC Systems and to limit the access to, and the inputting of data into, the NSCC Systems to persons specifically authorized by such party.

    On each day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (“Business Day”), the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company by the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) (the “Close of Trading”) on the Business Day.  The Company shall communicate to the Fund or its designee for that Business Day, by Fund/SERV, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on such Business Day (the “Trade Date”) no later than 7:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) (the “Fund/SERV Transactions Deadline”) on the Business Day following the Trade Date. All such aggregated orders communicated to the Fund or its designee by the Fund/SERV Transactions Deadline on the Business Day following the Trade Date shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.

    All orders received by the Company after the Close of Trading on a Business Day shall not be aggregated with Orders received by the Company prior to the Close of Trading on such Business Day and shall be communicated to BRIL or its designee as part of an aggregated order no sooner than after the FUND/SERV Transactions Deadline or such other time as may be agreed by the parties from time to time) the following Business Day.

    Cash settlement shall be transmitted pursuant to the normal NSCC settlement process.  In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. Unless otherwise informed in writing, such redemption wires should be sent to an account specified by the Company and agreed to by Fund Parties.

  Manual Transactions.  If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:
    Next Day Transmission of Orders.  On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company by the Close of Trading on such Business Day.  By 8:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) (the “Manual Transactions Deadline”) on the next following Business Day, the Company shall communicate to the Fund or its designee by facsimile or, in the Company’s discretion, by telephone or any other method agreed upon by the parties, the net aggregate purchase or redemption orders (if any) for each Account received by the Close of Trading on the prior Business Day.  All orders communicated to the Fund or its designee by the Manual Transactions Deadline on the Business Day following the Trade Date shall be treated by the Fund or its designee as if received prior to the Close of Trading on the Trade Date.

    All orders received by the Company after the Close of Trading on a Business Day shall not be aggregated with orders received by the Company prior to the Close of Trading on such Business Day and shall be communicated to Fund or its designee as part of an aggregated order no sooner than after the Manual Transactions Deadline (or such other time as may be agreed by the parties from time to time) the following Business Day.

    Purchases.  The Company will use commercially reasonable efforts to transmit each purchase order to the Fund or its designee in accordance with written instructions provided by the Fund or its designee to the Company.  The Company will use commercially reasonable efforts to initiate by wire transfer to Fund or its designee through the Federal Reserve Wire Transfer System (the “Fedwire System”) purchase amounts prior to 1:00 p.m. Eastern Time on the next Business Day following the Trade Date.

    Redemptions.  The Company will use commercially reasonable efforts to transmit each redemption order to the Fund in accordance with written instructions provided by the Fund or its designee to the Company. With respect to redemption orders submitted by the Company by 9:00 a.m. Eastern Time (or such other time as may be agreed by the parties from time to time) on the next Business Day following the Trade Date, the Fund or its designee will use commercially reasonable efforts to initiate by wire transfer to the Company proceeds of such redemptions no later than the close of the Fedwire System on the next Business Day following the Trade Date.

    Unless otherwise informed in writing, such redemption wires should be sent to an account specified by the Company and agreed to by Fund Parties.

  All Transactions.
    The Company shall be responsible for the accuracy and completeness of any orders submitted by it through any means.  All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee.

    Orders submitted on an as-of basis subsequent to the Trade Date for the Order, including post-settlement trade correction orders (hereinafter defined as an “As-of Order”), shall be acceptable only as permitted by the Fund and shall be subject to the Fund’s policies pertaining thereto.  The Company shall be responsible for any loss or liability to Fund Parties or any of their respective affiliates, including any costs or expenses incurred by any of them, caused by an As-of Order and will promptly pay any such amount to Fund Parties upon demand therefor.  The Company agrees that any gains from one As-of Order shall not be netted against losses generated from another.

    Subject to this Article 1, the Fund will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account pursuant to a redemption order meeting the requirements of this Agreement at net asset value in accordance with the operational procedures mutually agreed to by the Fund and the Company from time to time and the provisions of the Prospectus of the Portfolios.  In no event shall payment be delayed for a greater period than is permitted by the 1940 Act (including any Rule or order of the SEC thereunder).
    The Company represents and warrants that its internal control structure concerning the processing and transmission of orders is suitably designed to prevent or detect on a timely basis orders received after the Close of Trading from being aggregated with orders received before the Close of Trading and to minimize errors that could result in late transmission of orders. Orders received by the Company before the Close of Trading are eligible to receive that Business Day’s net asset value, and orders received by the Company after the Close of Trading are eligible to receive the next Business Day’s net asset value.

    The Fund may reject purchase and redemption orders which are not in the form prescribed in the Fund’s Prospectus.  In the event that the Company and the Fund agree to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Company agrees that it shall be responsible for confirming that any communication sent by the Company was in fact received by the Fund or its designee, in good order and in accordance with the terms of this Agreement.  The Fund and its agents or designees shall be entitled to rely upon, and shall be fully protected from all liability in acting upon, instructions reasonably believed by them to be from the Company or its designee.

    In the event that the Company shall fail to pay in a timely manner for any purchase order validly received by the Fund or its designee pursuant to this Article 1, the Company shall hold the Fund or its designee harmless from any losses reasonably sustained by the Fund or its designee as the result of acting in reliance on such purchase order.  In the event that the Fund or its designee shall fail to pay in a timely manner for any redemption order validly received by the Fund or its designee pursuant to this Article 1, the Fund or its designee shall hold the Company harmless from any losses reasonably sustained by the Company as the result of acting in reliance on such redemption order.

    Issuance and transfer of Shares of the Portfolios will be by book entry only. Share certificates will not be issued to the Company or the Account.  Shares ordered from the Fund will be recorded in the appropriate title for each Account or the appropriate sub-account of each Account.

    The Fund or its designee shall furnish prompt notice to the Company of any income, dividends or capital gain distribution payable on Shares.  The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on a Portfolio’s Shares in additional Shares of that Portfolio, unless the Fund or its designee is otherwise notified in writing by the Company.  The Fund shall notify the Company of the number of Shares so issued as payment of such income, dividends and distributions.

    The Fund shall use commercially reasonable efforts to make the net asset value per Share for each Portfolio available to the Company on a daily basis after the Close of Trading and by 6:30 p.m. Eastern Time.

    If the Fund provides materially incorrect net asset value information, it shall make an adjustment to the number of Shares purchased or redeemed for any affected Account to reflect the correct net asset value.  The Company shall make such corresponding adjustments to the Accounts as are necessary to complete the sub-accounting for the adjustment.  If an adjustment is necessary to correct a pricing error which has caused the Account to receive less than the amount to which it is entitled, the number of Shares of the Account will be adjusted and the amount of any underpayments shall be credited by the Fund to the Company for crediting of such amounts to the Account.  Upon notification by the Fund of any overpayment due to an error, the Company shall promptly remit to the Fund any overpayment that has not been paid to Contract owners.  If the Account has underpaid for Shares due to a pricing error, the number of Shares of the Account will be adjusted.
    Fund Parties shall not be liable for any reprocessing costs or out-of-pocket costs associated with a price correction.

  The Company agrees that it will not take any action to operate an Account as a management investment company under the 1940 Act without the Fund’s and the Underwriter’s prior written consent.

  The Fund agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts.  No Shares of any Portfolio will be sold directly to the general public.  The Company agrees that Shares will be used only for the purposes of funding the Contracts and Accounts listed in fees, as amended from time to time.

  The Fund agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding conflicts of interest corresponding to those contained in Article 4 of this Agreement.

  The Company agrees to cooperate with the Distributor and the Fund to monitor for Market Timing by its Contract Owners, to provide such relevant information about Market Timing to the Fund as it may reasonably request, including, but not limited to, such Contract Owner’s identity, and to prevent Market Timing from occurring by or because of Contract Owners, in accordance with Schedule E attached hereto.  Failure of the Fund to reject any purchase orders that might be deemed to be Market Timing shall not constitute a waiver of the Fund’s rights under this section.

ARTICLE II.
Representations and Warranties

2.1.
 PLAIC represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the PLAICPLAIC Account prior to any issuance or sale of units thereof as a segregated asset account under Tennessee Law.

2.2.
The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.3.
The Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act.  To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4.
The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the Fund's Prospectus and Applicable Law.  The Fund and Distributor represent and warrant that they will make commercially reasonable efforts to ensure that Designated Portfolio(s) shares will be sold in compliance with all Applicable Law.  The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by Applicable Law.  PLAICPLAIC will endeavor to keep the Adviser informed of any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”).  In the event of a Law Change, the Fund agrees that it may (in its sole discretion) take any action required by a Law Change.

2.5.
The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.6
The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with the laws of the State of Colorado and any applicable state and federal securities laws.

2.7.
The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance with the laws of the State of Delaware and any applicable state and federal securities laws.

2.8.
The Fund will provide PLAICPLAIC with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with PLAICPLAIC in order to implement any such change in an orderly manner.

ARTICLE III.
Prospectuses and Proxy Statements; Voting

3.1.
If applicable state or federal laws or regulations require that prospectuses for the Fund be distributed to all Contract owners, then at least annually, the Adviser or Distributor shall provide PLAIC with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as PLAIC may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C.  If requested by PLAIC in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for PLAIC once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that in the future, PLAIC may request that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) describe only the Designated Portfolio(s) and not name or describe any other portfolios or series that may be in the Fund, unless required by law.  Should PLAIC determine that they will make the prospectuses available in an electronic format, the Fund, Adviser or Distributor, as applicable agree to assist PLAIC in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule C.

3.2.
If applicable state or federal laws or regulations require that the Statement of Additional Information (“SAI”) for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide PLAIC with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C, as PLAIC may reasonably require to permit timely distribution thereof to Contract owners.  The Adviser and/or the Fund shall also provide SAIs to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to PLAIC).

3.3.
The Fund, Distributor and/or Adviser shall provide PLAIC with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C.

3.4.
It is understood and agreed that, except with respect to information regarding PLAIC provided in writing by PLAIC, PLAIC is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s).

3.5.
If and to the extent required by law PLAIC shall:

(i)
solicit voting instructions from Contractowners;

(ii)
vote the Designated Portfolio(s) shares held in the Accounts in accordance with instructions received from Contractowners; and

(iii)
vote Designated Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.  PLAIC reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6.
The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.
Sales Material and Information

4.1.
PLAIC shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that PLAIC develop or propose to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its sub-advisers or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use.  No such material shall be used if the Fund reasonably objects to such use within five (5) Business Days after receipt of such material.

4.2.
PLAIC shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

4.3.
The Fund, the Distributor or the Adviser shall furnish, or shall cause to be furnished, to PLAIC, a copy of each piece of sales literature or other promotional material in which PLAIC and/or their separate account(s) are named at least ten (10) Business Days prior to its use.  No such material shall be used if PLAIC reasonably object to such use within five (5) Business Days after receipt of such material.

4.4.
The Fund and the Adviser shall not give any information or make any representations on behalf of PLAIC or concerning PLAIC, the Accounts, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by PLAIC or their designee, except with the permission of PLAIC.

4.5.
The Fund will provide to PLAIC at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials that relate to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

4.6.
PLAIC will provide to the Fund at least one complete copy of all sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, contemporaneously with the filing of such document(s) with the SEC, FINRA, or other regulatory authority.

4.7.
For purposes of Articles IV and VII, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8.
At the request of any Party to this Agreement, each other Party will make available to the other Party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party's obligations under this Agreement.

ARTICLE V.
Fees and Expenses

5.1.
The Fund and the Adviser will pay certain fees in accordance with Schedule D.  In addition, the Parties will bear certain expenses in accordance with Schedule C, as well as Articles III and V of this Agreement.

5.2.
All expenses incident to performance by the Fund, Distributor and the Adviser under this Agreement shall be paid by the appropriate Party, as further provided in Schedule C.  The Fund shall ensure that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.3.
The Parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by PLAIC, which may be required by law, in accordance with Schedule C.

ARTICLE VI.   Diversification and Qualification

6.1.
The Fund, Distributor and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder.  Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.  In the event of a breach of this Article VII by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation §1.817-5. Upon request, Find or the Adviser will provide PLAIC with a certificate of compliance with Section 817(h) no later than 60 days following the end of each calendar quarter.

6.2.
The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.3.
The Fund, Distributor or Adviser will notify PLAIC promptly upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Subchapter M qualification requirements or might not so comply in the future.

6.4.
Upon reasonable request from PLAIC or their designees, the Fund shall provide PLAIC with reports certifying compliance with the aforesaid Subchapter M qualification requirements, at the times provided for.

ARTICLE VII.      Indemnification

7.1.
Indemnification by PLAIC

(a)
PLAIC agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective  officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of PLAIC) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to PLAIC by or on behalf of the Adviser or Fund for use in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by PLAIC or persons under their control) or wrongful conduct of PLAIC or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of PLAIC; or

(iv)
arise as a result of any failure by PLAIC to provide the services and furnish the materials under the terms of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by PLAIC in this Agreement or arise out of or result from any other material breach of this Agreement by PLAIC, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) of this Agreement.

(b)  PLAIC shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)  PLAIC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified PLAIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify PLAIC of any such claim shall not relieve PLAIC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that PLAIC has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, PLAIC shall be entitled to participate, at its own expense, in the defense of such action.  PLAIC also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action.  After notice from PLAIC to such Party of PLAIC's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and PLAIC will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)
The Indemnified Parties will promptly notify PLAIC of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

7.2.
Indemnification by the Adviser

(a)  The Adviser agrees to indemnify and hold harmless PLAIC and its directors and officers and each person, if any, who controls PLAIC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of PLAIC for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to PLAIC by or on behalf of the Adviser, the Distributor or the Fund; or

(iv)
arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

(vi)
arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c).  This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI.

(b)  The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)  The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof.  The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action.  After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  PLAIC agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.3.
Indemnification by the Fund

(a)  The Fund agrees to indemnify and hold harmless PLAIC and its directors and officers and each person, if any, who controls PLAIC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c).

(b)  The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)  The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action.  After notice from the Fund to such Party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  PLAIC agrees to promptly notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Fund.

7.4.
Indemnification by the Distributor

(a)
The Distributor agrees to indemnify and hold harmless PLAIC and its directors and officers and each person, if any, who controls PLAIC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of PLAIC for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to PLAIC by or on behalf of the Adviser, the Distributor or Fund; or

(iv)
arise as a result of any failure by the Fund, Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

(vi)
arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 7.4(b) and 7.4(c).  This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI.

(b)
The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)
The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party has notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such Indemnified Party has received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice.  In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof.  The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action.  After notice from the Distributor to such Party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)
PLAIC agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

ARTICLE VIII.
Applicable Law

8.1.
This Agreement will be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

8.2.
This Agreement is subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms of this Agreement will be interpreted and construed in accordance therewith.

ARTICLE IX.
Termination

9.1.
This Agreement will terminate:

(a)
at the option of any Party, with or without cause, with respect to some or all Portfolios, upon six (6) months advance written notice delivered to the other Parties; provided, however, that such notice shall not be given earlier than six (6) months following the Effective Date of this Agreement; or

(b)
at the option of PLAIC by written notice to the other Parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/ or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by PLAIC; or

(c)
at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against PLAIC by the FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding PLAIC’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of PLAIC to perform its obligations under this Agreement; or

(d)
at the option of PLAIC in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if PLAIC reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(e)
at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, the Distributor or Adviser, respectively, determines, in its sole judgment reasonably exercised in good faith, that PLAIC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on PLAIC's ability to perform its obligations under this Agreement, (ii) the Fund, the Distributor or Adviser notifies PLAIC of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by PLAIC and any other changes in circumstances since the giving of such a notice, the determination of the Fund, the Distributor or Adviser continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; or

(f)
at the option of PLAIC, if (i) PLAIC determines, in its sole judgment reasonably exercised in good faith, that the Fund, the Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, Distributor's or Adviser's ability to perform its obligations under this Agreement, (ii) PLAIC notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of PLAIC continues to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day will be the effective date of termination; or

(g)
at the option of any non-defaulting Party in the event of a material breach of this Agreement by any Party (the “Defaulting Party”) other than as described in 9.1(a)-(f); provided, that the non-defaulting Party gives written notice thereof to the Defaulting Party, with copies of such notice to all other non-defaulting Parties, and if such breach has not been remedied within thirty (30) days after such written notice is given, then the non-defaulting Party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the Defaulting Party.

9.2.
Notice Requirement. No termination of this Agreement will be effective unless the Party terminating this Agreement gives prior written notice to all other Parties of its intent to terminate, which notice must set forth the basis for the termination.  Furthermore:

(a)
in the event any termination is based upon the provisions of Section 9.1(a), 9.1(e),  9.1(f) or 9.1(g) of this Agreement, the prior written notice must be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the Parties;

(b)
in the event any termination is based upon the provisions of Section 9.1(c) or 9.1(d) of this Agreement, the prior written notice must be given at least sixty (60) days before the effective date of termination; and

(c)
in the event any termination is based upon the provisions of Section 9.1(c), the prior written notice must be given in advance of the effective date of termination, which date will be determined by the Party sending the notice.

9.3.
Effect of Termination. Notwithstanding any termination of this Agreement, the owners of Contracts in effect on the effective date of termination of the Agreement (hereinafter referred to as “Existing Contracts”), shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts.

9.4.
Surviving Provisions.  Notwithstanding any termination of this Agreement, each Party's obligations under Article VII, Section 11.1, and Section 11.5 will survive and not be affected by any termination of this Agreement.  In addition, with respect to Existing Contracts, all provisions of this Agreement will also survive and not be affected by any termination of this Agreement.

ARTICLE X.
Notices

Any notice will be sufficiently given when sent by registered or certified mail to the other Party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Parties.

If to PLAIC:

Protective Life and Annuity Insurance Company
2801 Highway 280 South
Birmingham, AL  35223
Attention: Senior Vice President, Chief Product Officer

With a copy to:

Senior Counsel – Variable Products
Protective Life Corporation
2801 Highway 280 South
Birmingham, AL  35223

If to the Fund:

Great-West Funds, Inc.
8525 East Orchard Road, 2T3
Greenwood Village, CO 80111

Attention: Adam Kavan, Counsel & Assistant Secretary

If to the Adviser:

Great-West Capital Management, LLC
8525 East Orchard Road, 2T3
Greenwood Village, CO 80111

Attention:  Adam Kavan, Counsel & Assistant Secretary

If to the Distributor:

GWFS Equities, Inc.
8525 East Orchard Road, 2T3
Greenwood Village, CO 80111

Attention:
Mike Kavanagh, Head of Compliance

ARTICLE XI.
Miscellaneous

11.1.
Subject to the requirements of legal process and regulatory authority, each Party shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other Party and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected Party until such time as such information may come into the public domain.  Without limiting the foregoing, no Party shall disclose any information that another Party has designated as proprietary.

11.2.
The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3.
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together constitutes one and the same instrument.  Any signature that is delivered by facsimile transmission or by email delivery of a ‘pdf’ format data file will create a valid and binding obligation of the Party executing with the same force and effect as if such facsimile or ‘pdf’ signature were an original thereof.

11.4.
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

11.5.
Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such other Party and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6.
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties are entitled to under state and federal laws.

11.7
This Agreement may not be amended except by a writing signed by each of the Parties.  The terms or provisions of this Agreement may be waived only by a writing signed by the Party waiving compliance.  No waiver by any Party of any term or provision of this Agreement will be deemed to be a continuing waiver, or deemed to be a waiver of any other term or provision of this Agreement.

11.8.
This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties.

11.9.
PLAIC is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and agrees that the obligations assumed by the Fund, the Distributor and the Adviser pursuant to this Agreement are limited in any case to the Fund and Adviser and their respective assets and PLAIC shall not seek satisfaction of any such obligation from the shareholders of the Fund, officers, employees or agents of the Fund, if an applicable trust.

11.10.
The Fund, the Distributor and the Adviser agree that the obligations assumed by PLAIC pursuant to this Agreement are limited in any case to PLAIC and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of PLAIC, the directors, officers, employees or agents of PLAIC, or any of them, except to the extent permitted under this Agreement.

11.11.
No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser, the Distributor and the Fund.

11.12.  None of the Parties shall be liable to the other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such Party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-downs, work stoppages, acts of God or natural disasters, provided that such failure or delay was not capable of mitigation pursuant to a prudent business continuity, disaster recovery or similar program.

1A3.
This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all other prior agreements, arrangements, and understandings, whether written or oral, between the Parties.

(The remainder of this page intentionally left blank; signature page to follow)

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized representative, to be effective as of the Effective Date.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:  ______________________________

Name: ____________________________

Title: ____________________________

GREAT-WEST FUNDS, INC

By:  ______________________________

Name: ____________________________

Title: ____________________________

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:  ____________________________

Name: __________________________

Title: __________________________

GWFS EQUITIES, INC

By:  ____________________________

Name: __________________________

Title: __________________________

(Schedule A to follow)

SCHEDULE A

DESIGNATED PORTFOLIOS

Any portfolios or series of the Fund that are available as listed below, or which become available to new investors on or after the Effective Date of this Agreement:
Fund Name	Class	12b-1 Fee	Administrative Services Fee (STA)
Great-West Ariel Mid Cap Value Fund	Institutional Class	0.00%	0.00%
Great-West Ariel Mid Cap Value Fund	Investor Class	0.00%	0.35%
Great-West Ariel Mid Cap Value Fund	Class L	0.25%	0.35%
Great-West Bond Index Fund	Institutional Class	0.00%	0.00%
Great-West Bond Index Fund	Investor Class	0.00%	0.35%
Great-West Bond Index Fund	Class L	0.25%	0.35%
Great-West Core Bond Fund	Institutional Class	0.00%	0.00%
Great-West Core Bond Fund	Investor Class	0.00%	0.35%
Great-West Core Bond Fund	Class L	0.25%	0.35%
Great-West Core Strategies: Flexible Bond Fund	Institutional Class	0.00%	0.00%
Great-West Core Strategies: Flexible Bond Fund	Investor Class	0.00%	0.35%
Great-West Core Strategies: Flexible Bond Fund	Class L	0.25%	0.35%
Great-West Core Strategies: Inflation-Protected Securities Fund	Institutional Class	0.00%	0.00%
Great-West Core Strategies: Inflation-Protected Securities Fund	Investor Class	0.00%	0.35%
Great-West Core Strategies: Inflation-Protected Securities Fund	Class L	0.25%	0.35%
Great-West Core Strategies: International Equity Fund	Institutional Class	0.00%	0.00%

Great-West Core Strategies: International Equity Fund	Investor Class	0.00%	0.35%
Great-West Core Strategies: International Equity Fund	Class L	0.25%	0.35%
Great-West Core Strategies: Short Duration Bond Fund	Institutional Class	0.00%	0.00%
Great-West Core Strategies: Short Duration Bond Fund	Investor Class	0.00%	0.35%
Great-West Core Strategies: Short Duration Bond Fund	Class L	0.25%	0.35%
Great-West Core Strategies: U.S. Equity Fund	Institutional Class	0.00%	0.00%
Great-West Core Strategies: U.S. Equity Fund	Investor Class	0.00%	0.35%
Great-West Core Strategies: U.S. Equity Fund	Class L	0.25%	0.35%
Great-West Emerging Markets Equity Fund	Institutional Class	0.00%	0.00%
Great-West Emerging Markets Equity Fund	Investor Class	0.00%	0.35%
Great-West Emerging Markets Equity Fund	Class L	0.25%	0.35%
Great-West Global Bond Fund	Institutional Class	0.00%	0.00%
Great-West Global Bond Fund	Investor Class	0.00%	0.35%
Great-West Global Bond Fund	Class L	0.25%	0.35%
Great-West Government Money Market Fund	Institutional Class	0.00%	0.00%
Great-West Government Money Market Fund	Investor Class	0.00%	0.35%
Great-West High Yield Bond Fund	Institutional Class	0.00%	0.00%
Great-West High Yield Bond Fund	Investor Class	0.00%	0.35%

Great-West High Yield Bond Fund	Class L	0.25%	0.35%
Great-West Inflation-Protected Securities Fund	Institutional Class	0.00%	0.00%
Great-West Inflation-Protected Securities Fund	Investor Class	0.00%	0.35%
Great-West Inflation-Protected Securities Fund	Class L	0.25%	0.35%
Great-West International Growth Fund	Institutional Class	0.00%	0.00%
Great-West International Growth Fund	Investor Class	0.00%	0.35%
Great-West International Growth Fund	Class L	0.25%	0.35%
Great-West International Index Fund	Institutional Class	0.00%	0.00%
Great-West International Index Fund	Investor Class	0.00%	0.35%
Great-West International Index Fund	Class L	0.25%	0.35%
Great-West International Value Fund	Institutional Class	0.00%	0.00%
Great-West International Value Fund	Investor Class	0.00%	0.35%
Great-West International Value Fund	Class L	0.25%	0.35%
Great-West Invesco Small Cap Value Fund	Institutional Class	0.00%	0.00%
Great-West Invesco Small Cap Value Fund	Investor Class	0.00%	0.35%
Great-West Invesco Small Cap Value Fund	Class L	0.25%	0.35%
Great-West Large Cap Growth Fund	Institutional Class	0.00%	0.00%
Great-West Large Cap Growth Fund	Investor Class	0.00%	0.35%
Great-West Large Cap Growth Fund	Class L	0.25%	0.35%

Great-West Large Cap Value Fund (formerly Great-West Putnam Equity Income Fund)	Institutional Class	0.00%	0.00%
Great-West Large Cap Value Fund (formerly Great-West Putnam Equity Income Fund)	Investor Class	0.00%	0.35%
Great-West Large Cap Value Fund (formerly Great-West Putnam Equity Income Fund)	Class L	0.25%	0.35%
Great-West Loomis Sayles Small Cap Value Fund	Institutional Class	0.00%	0.00%
Great-West Loomis Sayles Small Cap Value Fund	Investor Class	0.00%	0.35%
Great-West Loomis Sayles Small Cap Value Fund	Class L	0.25%	0.35%
Great-West Mid Cap Value Fund	Institutional Class	0.00%	0.00%
Great-West Mid Cap Value Fund	Investor Class	0.00%	0.35%
Great-West Mid Cap Value Fund	Class L	0.25%	0.35%
Great-West Multi-Sector Bond Fund	Institutional Class	0.00%	0.00%
Great-West Multi-Sector Bond Fund	Investor Class	0.00%	0.35%
Great-West Multi-Sector Bond Fund	Class L	0.25%	0.35%
Great-West Real Estate Index Fund	Institutional Class	0.00%	0.00%
Great-West Real Estate Index Fund	Investor Class	0.00%	0.35%
Great-West Real Estate Index Fund	Class L	0.25%	0.35%
Great-West S&P 500® Index Fund	Institutional Class	0.00%	0.00%
Great-West S&P 500® Index Fund	Investor Class	0.00%	0.35%
Great-West S&P 500® Index Fund	Class L	0.25%	0.35%

Great-West S&P MidCap 400® Index Fund	Institutional Class	0.00%	0.00%
Great-West S&P MidCap 400® Index Fund	Investor Class	0.00%	0.35%
Great-West S&P MidCap 400® Index Fund	Class L	0.25%	0.35%
Great-West S&P Small Cap 600® Index Fund	Institutional Class	0.00%	0.00%
Great-West S&P Small Cap 600® Index Fund	Investor Class	0.00%	0.35%
Great-West S&P Small Cap 600® Index Fund	Class L	0.25%	0.35%
Great-West Short Duration Bond Fund	Institutional Class	0.00%	0.00%
Great-West Short Duration Bond Fund	Investor Class	0.00%	0.35%
Great-West Short Duration Bond Fund	Class L	0.25%	0.35%
Great-West Small Cap Growth Fund	Institutional Class	0.00%	0.00%
Great-West Small Cap Growth Fund	Investor Class	0.00%	0.35%
Great-West Small Cap Growth Fund	Class L	0.25%	0.35%
Great-West Small Cap Value Fund (to be available 10/26/20)	Institutional Class	0.00%	0.00%
Great-West Small Cap Value Fund (to be available 10/26/20)	Investor Class	0.00%	0.35%
Great-West Small Cap Value Fund (to be available 10/26/20)	Class L	0.25%	0.35%
Great-West T. Rowe Price Mid Cap Growth Fund	Institutional Class	0.00%	0.00%
Great-West T. Rowe Price Mid Cap Growth Fund	Investor Class	0.00%	0.35%
Great-West T. Rowe Price Mid Cap Growth Fund	Class L	0.25%	0.35%

Great-West U.S. Government Securities Fund	Institutional Class	0.00%	0.00%
Great-West U.S. Government Securities Fund	Investor Class	0.00%	0.35%
Great-West U.S. Government Securities Fund	Class L	0.25%	0.35%
Great-West Aggressive Profile Fund	Institutional Class	0.00%	0.00%
Great-West Aggressive Profile Fund	Investor Class	0.00%	0.35%
Great-West Aggressive Profile Fund	Class L	0.25%	0.35%
Great-West Conservative Profile Fund	Institutional Class	0.00%	0.00%
Great-West Conservative Profile Fund	Investor Class	0.00%	0.35%
Great-West Conservative Profile Fund	Class L	0.25%	0.35%
Great-West Moderate Profile Fund	Institutional Class	0.00%	0.00%
Great-West Moderate Profile Fund	Investor Class	0.00%	0.35%
Great-West Moderate Profile Fund	Class L	0.25%	0.35%
Great-West Moderately Aggressive Profile Fund	Institutional Class	0.00%	0.00%
Great-West Moderately Aggressive Profile Fund	Investor Class	0.00%	0.35%
Great-West Moderately Aggressive Profile Fund	Class L	0.25%	0.35%
Great-West Moderately Conservative Profile Fund	Institutional Class	0.00%	0.00%
Great-West Moderately Conservative Profile Fund	Investor Class	0.00%	0.35%
Great-West Moderately Conservative Profile Fund	Class L	0.25%	0.35%

Great-West Lifetime 2015 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2015 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2015 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2015 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2020 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2020 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2020 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2020 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2025 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2025 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2025 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2025 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2030 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2030 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2030 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2030 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2035 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2035 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2035 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2035 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2040 Fund	Institutional Class	0.00%	0.00%

Great-West Lifetime 2040 Fund	Investor Class	0.00%	0.35%
Great -West Lifetime 2040 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2040 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2045 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2045 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2045 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2045 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2050 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2050 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2050 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2050 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2055 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2055 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2055 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2055 Fund	Class L	0.25%	0.35%
Great-West Lifetime 2060 Fund	Institutional Class	0.00%	0.00%
Great-West Lifetime 2060 Fund	Investor Class	0.00%	0.35%
Great-West Lifetime 2060 Fund	Service Class	0.10%	0.35%
Great-West Lifetime 2060 Fund	Class L	0.25%	0.35%

(Schedule B to follow)

SCHEDULE B

SEPARATE ACCOUNTS

PLAIC Accounts

PLAIC Variable Annuity Account S
Protective COLI NY VUL Separate Account
Protective COLI NY PPVUL Separate Account

(Schedule C to follow)

SCHEDULE C

EXPENSES

The Fund and/or Adviser, and PLAIC will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of combined prospectuses, or compiling of electronic prospectus, if needed in the future	PLAIC	Fund or Adviser, as applicable
	Fund or Adviser shall supply PLAIC with such numbers of the Designated Portfolio(s) prospectus(es) as PLAIC reasonably requests	PLAIC	Fund or Adviser, as applicable
	Distribution to New and Inforce Clients	PLAIC	Fund or Adviser, as applicable
	Distribution to Prospective Clients	PLAIC	PLAIC
Mutual Fund Prospectus Update & Distribution	If Required by Fund or Adviser	Fund or Adviser	Fund or Adviser
	If Required by PLAIC	PLAIC	PLAIC
Mutual Fund SAI	Printing	Fund or Adviser	Fund or Adviser
	Distribution	PLAIC	PLAIC
Proxy Material for Mutual Fund:	Printing if proxy required by Law	Fund or Adviser	Fund or Adviser
	Distribution to Contractowners (including labor, if required) if proxy required by Law	PLAIC	Fund or Adviser
	Printing & distribution if required by PLAIC	PLAIC	PLAIC
Mutual Fund Annual & Semi-Annual Report	Printing of combined reports	PLAIC	Fund or Adviser
	Distribution	PLAIC	PLAIC
Other communication to New and Prospective clients	If Required by the Fund or Adviser	PLAIC	Fund or Adviser
	If Required by PLAIC	PLAIC	PLAIC
Other communication to Inforce Clients	Distribution (including labor and printing) if required by the Fund or Adviser	PLAIC	Fund or Adviser
	Distribution (including labor and printing) if required by PLAIC	PLAIC	PLAIC
Errors in Share Price calculation	Cost of error to participants	PLAIC	Fund or Adviser
	Cost of administrative work to correct error	PLAIC	Fund or Adviser

Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of  shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
	Fund or Adviser	Fund or Adviser

(Schedule D to follow)

SCHEDULE D

ADMINISTRATIVE SERVICES

  PLAIC, or an affiliate, will provide the properly registered and licensed personnel and systems needed for all customer servicing and support – for both fund and annuity information and questions – including:

  responding to Contract owner inquiries;
  delivering prospectuses – both fund and annuity;
  entering initial and subsequent orders;
  transferring cash to insurance company and/or funds;
  explaining fund objectives and characteristics;
  entering transfers between funds;
  responding to fund balance and allocation inquiries;
  mailing fund prospectus.

  PLAIC, or an affiliate, will communicate all purchase, withdrawal, and exchange orders it receives from its customers to each Designated Portfolio.

Administrative Service Fee
(if applicable)

For the services, PLAIC or their affiliate shall receive a fee per annum of the average aggregate daily net asset value of shares of the Designated Portfolio(s) held in the Accounts, payable by the Adviser directly to PLAIC or their affiliate, as described in Schedule A. If applicable, such fee shall be paid in arrears quarterly.  Each quarterly fee will be determined based on assets in the Accounts and each quarterly fee will be independent of every other quarterly fee.  Such fee shall be due and payable automatically within 20 (twenty) days after the last day of the quarter to which such payment relates.

12b-1 Distribution Related Fees
(if applicable)

The Adviser, or its designee, agrees to pay PLAIC or their affiliate a fee per annum of the average aggregate daily net asset value of shares of Designated Portfolio(s) held in the Accounts, as described in Schedule A. If applicable, such fee shall be paid in arrears, quarterly.  Each quarterly fee will be determined based on assets in the Accounts and each quarterly fee will be independent of every other quarterly fee.  Such fee shall be due and payable automatically within 20 (twenty) days after the last day of the quarter to which such payment relates.

SCHEDULE E

FORM OF 22c-2 SHAREHOLDER INFORMATION

For the purposes of this Schedule E, ‘Intermediary’ refers to PLAIC or its designated agent.

Intermediary has entered into trading and/or fund participation and/or administrative services agreement(s) with the Fund to make certain mutual funds and variable insurance funds available to certain shareholders serviced by Intermediary.  The Fund has adopted policies and procedures to protect certain fund(s) and their respective shareholders from potentially harmful trading activity (“Frequent Trading”).  Such policies and procedures include reserving the right to reject certain transactions initiated by Plan participants, beneficiaries, individual annuity owners and beneficiaries, and IRA owners (collectively the “Participant(s)”).  The Parties desire to have the Intermediary assist the Fund in meeting its goal of restricting potentially harmful Frequent Trading within the fund(s).

Intermediary agrees to perform standardized Frequent Trading monitoring of Participant-Initiated transactions in the Restricted Fund(s) specified by the Fund as outlined below.  The Fund agrees that the standardized Frequent Trading monitoring and purchase restriction policies and procedures set out herein satisfy the Fund’s Frequent Trading standards and hereby instructs Intermediary to implement such monitoring policies and procedures.

1.
Definitions specific to this Schedule E.
(a)
Exchange Purchase – Participant-Initiated fund transfer of any portion of a Participant’s assets into a Restricted Fund (not including purchases into the Restricted Fund made with new assets contributed or rolled into a Plan).
(b)
Exchange Redemption – Participant-Initiated fund transfer of any portion of a Participant’s assets in a Plan out of a Restricted Fund (not including the withdrawal or distribution of assets out of a Plan).

(c)
Participant-Initiated – A voluntary trade or other transaction effected at the direction of the Participant rather than the direction of the sponsor or fiduciary of a Plan.

(d)
Purchase Restriction Period – The 30 Day period during which a Participant will be restricted from initiating Exchange Purchases into the affected Restricted Fund(s).

(e)
Restricted Fund(s) – Each of the funds subject to the Frequent Trading policy.  Restricted Funds do not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940,  or any funds identified as such by the Fund.

(f)
Round Trip – A Participant-Initiated transfer into a Restricted Fund(s) followed by a Participant-Initiated transfer out of that same Restricted Fund within a 30 calendar day period.

(g)
Second Round Trip – A Participant-Initiated transfer into a Restricted Fund followed by a Participant-Initiated transfer out of that same Restricted Fund within a 30 calendar-day period beginning on the calendar day a Round Trip was completed.

(h)
Shares – The interests of Participants corresponding to the securities of record issued by the Restricted Fund(s) held by Intermediary.

(i)   Written – Includes electronic writings and facsimile transmissions and communications.
2.
Intermediary Frequent Trading Monitoring and Purchase Restriction Period.  The Fund hereby instructs and directs Intermediary to monitor for Frequent Trading.  Intermediary agrees to use reasonable efforts to monitor Participant-Initiated Exchange Purchases and Exchange Redemptions in accordance with the terms set forth herein.

(a)
Intermediary will monitor Participant-Initiated Exchange Purchases and Exchange Redemptions and will identify any Participant who initiates a Round Trip in a particular Restricted Fund during a 30 calendar-day period beginning with each Exchange Purchase into such Restricted Fund.  Such monitoring will be done on a plan by plan basis (not across multiple plans).

(b)
Any Participant identified as executing a Round Trip in a particular Restricted Fund(s) will be notified by Intermediary as soon as administratively practicable that a second Round Trip within such Restricted Fund(s) will subject such Participant to the Purchase Restriction Period set forth herein.

(c)
The Fund hereby instructs Intermediary to notify the Participant and to impose the Purchase Restriction Period as soon as administratively possible on any Participant identified as completing a Second Round Trip within a particular Restricted Fund(s).  Such restriction will apply only with respect to the affected Restricted Fund(s) in the Participant’s account in the Plan.

(d)
Intermediary is instructed to restore the Participant’s Exchange Purchase privileges upon the expiration of the Purchase Restriction Period.

(e)
The Fund agrees that the Round Trip, Second Round Trip, and Purchase Restriction Period set out within this Agreement are no more restrictive than any other periods agreed to between the Fund and any other intermediary.  To the extent the Fund agrees to a shorter Round Trip, Second Round Trip, and/or Purchase Restriction Period with any other Intermediary, the Fund agrees to promptly notify GWFS, and send an amendment to this agreement reflecting the provisions more favorable to GWFS.

3.
Exempt Transactions.  The Fund understands and acknowledges that the following transactions will not be subject to monitoring or data requests by Intermediary:

(a)
Any and all transactions other than Participant-Initiated Exchange Purchases and Exchange Redemptions.

(b)
Any transaction that is an error correction or “as-of” adjustment.

(c)
Pre-scheduled systematic transactions such as Participant or model-driven automatic rebalancing.

4.
Monitoring In Lieu of Routine Data Requests by the Fund Company.

(a)
As long as Intermediary is complying with the Frequent Trading Monitoring policies and procedures set out herein, the Fund agrees not to make routine requests for data from Intermediary.  Intermediary will, however, provide reports and information to the Fund, in accordance with the terms of this Agreement as requested in writing for due diligence or audit purposes.

(b)
If the Fund identifies a Participant that has been subject to the Purchase Restriction Period more than once because of repeated Frequent Trading, the Fund may provide written direction to Intermediary to implement special restrictions on such Participant as the Fund deems necessary.  Intermediary will use reasonable efforts to impose such restrictions to the extent they are administratively feasible.

(c)
Intermediary will provide the Fund with a quarterly report summarizing the total number of Participants who were restricted from purchasing during the previous calendar quarter.

5.
Information Reporting Upon Written Request of the Fund.

(a)
Upon receipt of a written request by the Fund as set forth herein, Intermediary agrees to provide certain information with respect to Participant-Initiated Exchange Purchases and Participant-Initiated Exchange Redemptions as such terms are defined herein through a Plan Participant’s account maintained by Intermediary.  Such information will include:

  The Participant’s taxpayer identification number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known
  Intermediary’s alpha or numeric company identifier (e.g., NSCC number)
  Fund/Omnibus Account Number – Intermediary’s trading account number for the Restricted Fund
  Intermediary Fund Identification – The individual fund identifier on Intermediary’s system(s)
  Indirect Intermediary Identification – Intermediary’s alpha or numeric identifier for another party (e.g., a third party administrator) that holds the account information
  Intermediary’s alpha or numeric identifier for the Plan (e.g., Plan number)
  Trade Date(s)
  Transaction Type (e.g., purchase or redemption)
  Dollar Amount
  Security Identification (e.g., CUSIP)

(b)
The Fund acknowledges and agrees that Intermediary will only provide such information regarding a Participant that Intermediary is permitted to provide without Participant consent under applicable laws, rules, and regulations.  If Intermediary is required by law to obtain Participant consent in order to provide certain information to the Fund, Intermediary will use reasonable efforts to obtain such consent.

(c)
Written requests for data must set forth the specific period, not to exceed 90 days from the date of the request, for which transaction information is sought.  The Fund or its designee may request transaction information older than 90 days from the date of the request, as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(d)
Intermediary agrees to transmit the requested information that is on its books and records to the Fund or their designee as soon as reasonably practicable, and agrees to use commercially reasonable efforts to transmit the requested information within five business days after receipt of the request.  Intermediary has no information housed by an indirect intermediary.  The requested information will be communicated in accordance with standards that are mutually agreed upon by the Parties.
(e)
The Fund or its designee agree not to use the information received from Intermediary for any purpose other than to comply with SEC Rule 22c-2, and such other applicable laws, rules, and regulations.  The Fund shall treat the information as strictly confidential and shall take such steps as are reasonably necessary to protect its confidentiality and prevent the unauthorized disclosure or use of such information.

(f)
Intermediary agrees to take reasonable steps to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Participant that has been identified by the Fund as having engaged in transactions involving a Restricted Fund (directly or indirectly through the Intermediary’s account) that violate the trading policies established by the Fund for the purpose of eliminating or reducing potentially harmful market timing or frequent trading. Intermediary agrees to provide written confirmation to the Fund or its designee that instructions have been executed.  Intermediary agrees to provide confirmation as soon as reasonably practicable and shall use commercially reasonable efforts to provide such confirmation not later than ten business days after the instructions have been executed.

6.
Modifications.  Intermediary and the Fund reserve the right to modify the Frequent Trading monitoring practices at any time by mutual agreement.